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                         AMENDMENT NO. 2

                               TO

                PENNSYLVANIA POWER & LIGHT COMPANY

                   INCENTIVE COMPENSATION PLAN

	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Incentive Compen-sation Plan ("Plan") effective January 1, 1987; and
	WHEREAS, the Plan was amended and restated effective July 1, 1992, and subsequently amended by Amendment No. 1; and
	WHEREAS, the Company desires to further amend the Plan;
	NOW, THEREFORE, the Plan is hereby amended as follows:
  I. Effective January 1, 1996, the following sections are amended to read:
SECTION 1.  PURPOSE OF THE PLAN.

	The purpose of the Incentive Compensation Plan (the "Plan") is to provide a method whereby officers and other key employees of Pennsylvania Power & Light Company (the "Company") and Affili-ated Companies may be awarded additional remuneration for per-formance in meeting specific Company objectives in a form that increases their ownership interest and encourages them to remain in the employ of the Company or an Affiliated Company.

SECTION 2.  DEFINITIONS.

	"Affiliated Company" or "Affiliated Companies" shall mean any parent or subsidiaries of the Company (or companies under common control with the Company) which are members of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code) as the Company.

	"Cause" for termination by the Company or an Affiliated Company of Participant's employment means (i) the willful and continued failure by Participant to substantially perform Partic-ipant's duties with the Company or an Affiliated Company (other than any such failure resulting from Participant's incapacity due to physical or mental illness) after a written demand for sub-stantial performance is delivered to Participant by the Board of Directors of PP&L, which demand specifically identifies the man-ner in which the Board of Directors of PP&L believes that Par-ticipant has not substantially performed Participant's duties, or
(ii) the willful engaging by Participant in conduct which is demonstrably and materially injurious to the Company or an Affil-iated Company, monetarily or otherwise. For purposes of clauses
(i) and (ii) of this definition, no act or failure to act, on Participant's part shall be deemed "willful" unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant's act, or failure to act, was in the best interest of the Company or an Affiliated Company. In no event shall the termination of employment of any Participant be deemed to have been for Cause unless a copy of a resolution duly adopted by the affirmative vote of not less than three quar-ters (3/4) of the entire membership of the Board of Directors of PP&L at a meeting of the Board of Directors of PP&L which was called and held for the purpose of considering such termination (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before the Board of Directors of PP&L) that, in the good faith opinion of the Board of Directors of PP&L, Participant was guilty of conduct set forth in clauses (i) or (ii) of this definition, and specifying the particulars thereof in detail, is delivered to the executive.

	If at the time of determination, Participant is employed by an Affiliated Company, for purposes of this definition, the board of directors of such Affiliated Company shall be substituted for the Board of Directors of PP&L.

	"Change in Control" means the occurrence of any one of the following events: (a) any change in the control of Resources of a nature that would be required to be reported in response to
Item 1(a) of Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with Resources to effect a transaction described in clause (a), (c) or (d) of this paragraph) whose election by the Board or nomination for election by Resources' shareowners was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof; (c) any Person becomes the beneficial owner, directly or indirectly, of securi-ties of Resources representing 20% or more of the combined voting power of Resources' then outstanding securities entitled to vote generally in the election of directors; (d) the approval by the shareowners of Resources of any merger or consolidation of Re-sources with any other corporation or a plan of complete liquida-tion of Resources or the sale or other disposition of all or substantially all of the assets of Resources to any other person or persons unless, after giving effect thereto, (1) holders of Resources' then outstanding securities entitled to vote generally in the election of directors will own a majority of the outstand-ing stock entitled to vote generally in the election of directors of the continuing, surviving or transferee corporation or any parent (within the meaning of Rule 12b-2 under the Exchange Act) thereof and (2) the incumbent members of the Board as constituted immediately prior thereto shall constitute at least a majority of the directors of the continuing, surviving or transferee corpora-tion and any parent thereof; or (e) the Board adopts a resolution to the effect that a "Change in Control" has occurred or is an-ticipated to occur.

	"Eligible Employee" means any person employed by the Compa-ny, or an Affiliated Company on a regularly scheduled basis dur-ing any portion of a period for which an Award is made and who satisfies all of the requirements of Section 6.

	"Fair Market Value" means the average of the high and low sale prices of the Common Stock in regular way New York Stock Exchange Composite Transactions on the day immediately preceding the date as of which Fair Market Value is being determined or, if no Common Stock is traded on the date immediately preceding the date as of which Fair Market Value is being determined, Fair Market Value shall be the average of the high and low sale prices of the Common Stock in regular way New York Stock Exchange Com-posite Transactions on the next preceding day on which the Common Stock was traded.

	"Good Reason" for termination of Participant's employment with the Company or an Affiliated Company by such Participant means the occurrence (without Participant's express written con-sent) of any one of the following acts by the Company or an Affiliated Company:

	     (a) the assignment to Participant of any duties incon-sistent with Participant's status as an executive officer or key employee of the Company or an Affiliated Company or a substantial adverse alteration in the nature or status of Participant's responsibilities from those in effect imme-diately prior to a Change in Control;

	     (b) a reduction by the Company or Affiliated Company of Participant's annual base salary as in effect on the Effective Date of this restated Plan, or as the same may be increased from time to time;

	     (c) the relocation of the Participant's principal work location to a location more than 30 miles from such work location immediately prior to a Change in Control;

	     (d) the failure by the Company or Affiliated Company to pay to Participant any portion of Participant's current compensation or to pay to Participant any portion of an in-stallment of deferred compensation under any deferred com-pensation program of the Company or Affiliated Company, within seven (7) days of the date such compensation is due;

	     (e) the failure by the Company or Affiliated Company to continue in effect any compensation or benefit plan in which Participant participates immediately prior to a Change in Control which is material to Participant's total com-pensation, or any substitute plans adopted prior to a Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company or Affiliated Company to continue Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Participant's participation relative to other participants, as existed at the time of a Change in Control, or

	     (f) the failure by the Company or Affiliated Company to continue to provide Participant with benefits substan-tially similar to those enjoyed by Participant under any of the Company's or Affiliated Company's pension, retirement, savings, life insurance, medical, health and accident, or disability plans in which Participant was participating immediately prior to a Change in Control, the taking of any action by the Company or Affiliated Company which would directly or indirectly materially reduce any of such bene-fits or deprive Participant of any material fringe benefit enjoyed by Participant immediately prior to a Change in Control, or the failure by the Company or Affiliated Company to provide Participant with the number of paid vacation days to which Participant is entitled on the basis of years of service with the Company or Affiliated Company in accordance with the Company's or Affiliated Company's normal vacation policy in effect immediately prior to a Change in Control.

	     Participant's right to terminate his or her employment with the Company or Affiliated Company for Good Reason shall not be affected by Participant's incapacity due to physical or mental illness. Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good
Reason hereunder.

	"Termination" means resignation or discharge from employment with the Company and all Affiliated Companies except in the event of death, Disability or Retirement.

SECTION 6.  ELIGIBILITY.

	Officers and other key employees of the Company or an Affiliated Company (including officers or employees who are members of the Board or the Board of Directors of the Company and/or any Affiliated Company, but excluding directors who are not officers or employees) who, in the opinion of the Committee, are mainly responsible for the continued growth, development and financial success of the Company or an Affiliated Company shall be eligible to be granted Awards under the Plan. Subject to the provisions of the Plan, the Committee shall from time to time select from such eligible persons those to whom Awards shall be granted and determine the amount of such Award. No officer or employee of the Company or an Affiliated Company shall have any right to be granted an Award under the Plan.

SECTION 7.  RESTRICTED STOCK.

	C. Forfeiture or Payout of Award. Restricted Stock Awards are subject to forfeiture or payout (i.e., removal of restric-tions) as follows:

	(i) Termination - the Restricted Stock Award will be com-pletely forfeited, provided, however, that the Restriction Period shall be eliminated and the entire Restricted Stock Award will be paid to a Participant whose employment with the Company or an Affiliated Company is terminated either (A) by the Company or an Affiliated Company for any reason other than for Cause or Disability, or (B) by Participant for Good Reason, in either case within three (3) years following a Change in Control. Participant's employment shall be deemed to have been terminated following a Change in Control without Cause or by Participant for Good Reason if Participant's employment is terminated prior to a Change in Control without Cause at the direction of a Person who has entered into an agreement with Resources the consummation of which will constitute a Change in Control or if Participant terminated his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.

	(ii) Retirement - payout of the Restricted Stock Award will be prorated for service during the restriction period.

	(iii)  Early Retirement - payout of the Restricted Stock
Award will be prorated for service during the restriction period.

	(iv) Disability - payout of the Restricted Stock Award will be prorated as if the Participant had maintained active employ-ment until the Normal Retirement Date.

	(v) Death - payout of the Restricted Stock Award will be prorated as if the Participant had maintained active employment until the Normal Retirement Date.

	In any instance where payout of a Restricted Stock Award is to be prorated, the Committee may choose to provide the Partici-pant (or the Participant's estate) with the entire Award rather than the prorated portion thereof.

	Any Restricted Stock which is forfeited will be transferred to Resources.

SECTION 10.  MISCELLANEOUS PROVISIONS.

	B. No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an employee of the Company or any Affiliated Company.

	C. Tax Withholding. Participants may be required to pay to the Company or an Affiliated Company the amount of any Federal, state or local taxes which the Company or an Affiliated Company is required to withhold with respect to an Award. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld by the Company or an Affiliated Company and paid over to the governmental entity entitled to receive the same. The Committee, in its sole discretion, may permit a Participant to satisfy all or part of such Participant's withholding tax obligation incident to the vesting of Restricted Stock by having the Company or an Affiliated Company withhold a portion of the shares of Restricted Stock that otherwise would be issued to the Participant. Such shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering shares to the Company or an Affiliated Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by the rules of the Securities and Exchange Commission.

 II. Except as provided for in this Amendment No. 2, all other provisions of the Plan shall remain in full force and effect.
	IN WITNESS WHEREOF, this Amendment No. 2 is executed this
3rd day of June, 1996.
                               PENNSYLVANIA POWER & LIGHT COMPANY



                               By:/s/ John M. Chappelear_________
                                  John M. Chappelear
                                  Chairman
                                  Employee Benefit Plan Board